Exhibit 3.2

JOHNSON CONTROLS, INC.

BY-LAWS

(*As in effect January 24, 2013)

ARTICLE I

OFFICES

The principal office of the corporation in the State of Wisconsin shall be located in the City of Glendale, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1. ANNUAL MEETING. The Annual Meeting of the shareholders of the Corporation (an “Annual Meeting”) shall be held on the fourth Wednesday in the month of January in each year, at the hour of 2:00 o’clock P.M., or at such other hour or day as may be designated by the Board of Directors. At each Annual Meeting, the shareholders shall elect a number of directors equal to the number of the class whose term expires at the time of such meeting and shall conduct any other business properly brought before the Annual Meeting in accordance with Article II, Section 13 of the By-Laws. In the event of failure, through oversight or otherwise, to hold the Annual Meeting of shareholders in any year on the date herein provided therefore, the Annual Meeting, upon waiver of notice or upon due notice, may be held at a later date and any election had or business done at such Annual Meeting shall be as valid and effectual as if had or done at the Annual Meeting on the date herein provided. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

Section 2. SPECIAL MEETINGS.

(a) A special meeting of the shareholders of the Corporation (a “Special Meeting”) may be called only by (i) the Chairman of the Board, (ii) the Vice Chairman of the Board, (iii) the President or (iv) the Board of Directors and shall be called by the Chairman of the Board or the President upon the demand, in accordance with this Section 2, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in paragraph (a)(ii) of Article II, Section 13 of these By-Laws.

(c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

(d) The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2, the Secretary receives a written agreement signed by each Soliciting Shareholder, pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Affiliate” of any Person shall mean any Person controlling, controlled by or under common control with such first Person.

(ii) “Participant” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) “Person” shall mean any individual, firm, corporation, partnership, joint venture association, trust, unincorporated organization or other entity.

(iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

(vi) “Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

(A) if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2 is ten or fewer, each shareholder signing any such demand;

(B) if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 2, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

(C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2 from being evaded.

(e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Vice Chairman of the Board, the President or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board, the Vice Chairman of the Board, or the President upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Article II, Section 5); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairman of the Board, the Vice Chairman of the Board, the President or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

(f) The Corporation may engage nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g) For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

Section 3. PLACE OF MEETING. The Board of Directors, the Chairman, the Vice Chairman, or the President may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or Special Meeting, or for any postponement thereof, and in case the Board of Directors, the Chairman, the Vice Chairman, or the President shall fail or neglect to make such designation, the Secretary shall designate the time and place of such meeting. Any adjourned meeting may be reconvened at any place designated by vote of the Board of Directors or by the Chairman, the Vice Chairman, or the President.

Section 4. NOTICE OF MEETING. The Corporation shall send written or printed notice stating the place, day and hour of any Annual Meeting or Special Meeting not less than 10 days nor more than 70 days before the date of such meeting either personally or by mail to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by law or by the Restated Articles of Incorporation. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date. If mailed, such notice of meeting shall be addressed to the shareholder at his address as it appears on the Corporation’s record of shareholders. Unless otherwise required by law or the Restated Articles of Incorporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Article II, Section 2 of these By-Laws and (ii) shall contain all of the information required in the notice received by the Corporation in accordance with Article II, Section 13(b)(ii) of these By-Laws.

Section 5. FIXING OF RECORD DATE. The Board of Directors may fix a future date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Deliver Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as may be otherwise provided by law, a determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 6. SHAREHOLDER LISTS. After a record date has been fixed for a meeting of shareholders, the Secretary or agent having charge of the shareholder record shall prepare a list of the names of all of the shareholders who are entitled to notice of the meeting. The list shall be arranged by class or series of shares and shall show the address of and number of shares held by each shareholder. The corporation shall make the shareholders’ list available for inspection by any shareholder, beginning 2 business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 7. QUORUM; POSTPONEMENTS; ADJOURNMENTS.

(a) Except as otherwise provided by law or by the Restated Articles of Incorporation, when specified business is to be voted upon by one or more classes or series of shares entitled to vote as a separate voting group, the holders of shares representing a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for the transaction of such business. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present, for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for that adjourned meeting.

(b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. PROXIES. At all the meetings of shareholders, a shareholder entitled to vote may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months from the date of its signing unless a different period is expressly provided in the appointment form.

Section 9. VOTING OF SHARES. Except as otherwise provided by law or by the Articles of Incorporation, holders of Common Stock and holders of Preferred Stock shall be entitled to one vote for each share of each such class held on all questions on which shareholders are entitled to vote, and the holders of Common Stock and the holders of Preferred Stock shall vote together as one class.

Section 10. ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION. If the name signed on a vote, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation may accept the vote, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, waiver or proxy appointment.

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, waiver or proxy appointment.

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, waiver or proxy appointment.

(e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

Section 11. WAIVER OF NOTICE BY SHAREHOLDERS. A shareholder may waive any notice whatever required to be given to any shareholder of the corporation under the Articles of Incorporation or By-Laws or any provision of law, by a waiver thereof in writing, signed at any time, whether before or after the date and time stated in the notice, by the shareholder entitled to such notice; provided that such waiver shall contain the same information as would have been required to be included in such notice under any applicable provisions of Chapter 180, Wisconsin Statutes, except the time and place of meeting, and shall be delivered to the corporation for inclusion in the corporate records. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 12. VALIDITY OF PROXIES, ETC. The Corporation or its authorized officers, agents or other representatives may reject a vote, waiver, proxy appointment, request to fix a Demand Record Date or demand for a Special Meeting if the Secretary or other duly authorized officer or agent of the Corporation, acting in good faith, has reasonable basis for doubt about the validity of the signature or signatures on it, about the signatory’s authority to sign for the shareholder or about any other matter affecting the validity of such vote, waiver, proxy appointment, request or demand.

Section 13. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATION OF DIRECTORS; REQUIRED VOTE FOR DIRECTORS.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of notice provided for in this By-Law and at the time of the Annual Meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 13.

(ii) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a)(i)(C) of this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the 90th day prior to such Annual Meeting and (y) the 10th day following the day on which the public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 13(a)(ii) or paragraph (b) of this Section 13) to the Secretary must: (a) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by paragraph (d) of this Section 13. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the previous year’s annual meeting, a shareholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Article II, Section 4 of the By-Laws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 13. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice complying with the requirements as to proper form set forth in paragraph (a)(ii) of this Section 13 to be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 120 days prior to such Special Meeting and not later than the close of business on the later of (x) the 90th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to limit the requirements applicable to nominations or shareholder action pursuant to paragraph (a)(ii) or paragraph (b) of this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d) Required Vote for Directors.

(i) Majority voting in uncontested director elections. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot. Except as set forth in paragraph (d)(ii) of this Section 13, a majority of the votes cast at any meeting of the shareholders for the election of directors at which a quorum is present shall elect directors, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances. For purposes of this By-Law, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and “against” that director’s election and direction to withhold authority in each case and exclude abstentions and broker nonvotes with respect to that director’s election.

(ii) Contested elections. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this By-Law, a “contested election” means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, as determined by the Secretary. The Secretary makes this determination (i) the day after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, when such meeting occurs after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the Restated Articles of incorporation or these By-Laws, or (ii) the day after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the Restated Articles of Incorporation or these By-Laws, when the last day for such a proposal occurs after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, whichever of clause (i) or (ii) is applicable. This determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. In all cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

Section 14. CONDUCT OF MEETING. The Chairman of the Board of Directors, and in his absence (or if no person then holds such office), the President, and in his absence, any officer or director designated by the President, and in his absence, a Vice President in the order provided under Section 6 of Article IV of the By-Laws, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution any rules and regulations for the conduct of an Annual Meeting or Special Meeting as it deems appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting shall have the right and authority to act or to prescribe any rules, regulations, or procedures as the chairman of the meeting deems appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the meeting’s commencement; (e) limitations on the time allotted to questions or comments by participants; (f) rules and procedures regarding the execution of election ballots before or after the time fixed for the commencement of the meeting; (g) the appointment of an inspector of election or an officer or agent of the corporation authorized to tabulate votes; and (h) rules and procedures to facilitate the conduct of, and participation in, the meeting by electronic means. The chairman of the meeting shall determine the time at which the polls shall close for each matter to be voted on at any Annual Meeting or Special Meeting but shall not be obligated to announce the closing of such polls at any Annual Meeting or Special Meeting or otherwise.

ARTICLE III

BOARD OF DIRECTORS

Section 1. NUMBER AND TENURE QUALIFICATIONS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of a Board of Directors comprised of not less than nine (9) nor more than thirteen (13) members. Until the annual meeting of shareholders of the Corporation held in 2014, the directors shall be divided into three classes, to consist of three to four members each, depending on the size of the Board of Directors, and the term of office of one class shall expire at each annual meeting, subject to the terms of the Restated Articles of Incorporation. The number of directors shall be determined by resolution of the Board of Directors. At each annual meeting prior to the annual meeting of the shareholders of the Corporation held in 2014, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his death or until he shall resign or shall have been removed from office. Any director may be removed from office by shareholders prior to the expiration of his or her term, but only (i) at a special meeting called for the purpose of removing the director, (ii) by the affirmative vote of the number of outstanding shares set forth in the Restated Articles of Incorporation and (iii) for cause as hereinafter defined; provided, however, that, if the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), shall have recommended removal of a director, then the shareholders may remove such director without cause by the vote referred to above. As used herein, “cause” shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction, where such conviction is no longer subject to direct appeal, or has been adjudged liable for actions or omissions in the performance of his or her duty to the Corporation in a matter which has a materially adverse effect on the business of the Corporation, where such adjudication is no longer subject to appeal. As used herein, the term “Requisite Vote” shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director. Any action by the Board of Directors, other than pursuant to a Requisite Vote, or shareholders eliminating the requirement to establish cause for the removal of a director shall not operate to eliminate such requirement with respect to any director incumbent at the time of such action. The Board of Directors, at the regular meeting thereof held immediately after the annual meeting of shareholders, may elect one of its members to act as its Chairman until his successor is elected or his prior death, resignation or removal; and such Chairman shall, when present, preside at all meetings of the Board of Directors and perform all such other duties as may be prescribed by the Board from time to time.

Section 2. REGULAR MEETINGS. A regular meeting of the Board of Directors of the Corporation shall be held without notice other than this By-Law immediately after, and at the same place as the annual meeting of the shareholders and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place either within or without the State of Wisconsin for the holding of additional regular meetings without notice other than such resolution.

Section 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer, President, Secretary, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place, either within or without the State of Wisconsin, for the holding of any special meeting of the Board of Directors called by them.

Section 4. NOTICE. Notice of any special meeting shall be given at least six hours prior to such meeting if given orally or in writing to each director at his business address, which shall include the director’s business e-mail address. If notice is given by mail, private carrier, or overnight courier or other commercial delivery service only, it shall be given at least forty-eight hours prior to such meeting. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice and retained by the corporation, shall be deemed equivalent to the giving of such notice. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. QUORUM. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws a majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Notwithstanding the foregoing, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than by announcement at the meeting if the adjournment shall be to the following day. If the meeting shall be adjourned to a date later than the following day, notice of such adjourned meeting shall be duly given to each director orally or in writing at his business address, which shall include the director’s business e-mail address not less than six hours before the time set for such adjourned meeting. If notice is given by mail, private carrier, or overnight courier or other commercial delivery service only, it shall be given not less than forty-eight hours before the time set for such adjourned meeting.

Section 6. MANNER OF ACTING. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws.

Section 7. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by any of the following: (i) the shareholders, (ii) the Board of Directors or (iii) if the directors remaining in office constitute fewer than a quorum of the Board, the directors, by the affirmative vote of a majority of all directors remaining in office; provided, however, that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. Any director elected pursuant to this Section 7 shall serve until the next election of the class of which such director shall have been chosen and until his or her successor shall be duly elected and qualified. If a nominee for director who is not an incumbent director is not elected at any Annual Meeting or Special Meeting under Article II, Section 13 of these By-Laws, then the Board of Directors in its sole discretion either may fill the resulting vacancy pursuant to the provisions of this Section 7 or may decrease the size of the Board of Directors pursuant to Section 1 of this Article III.

If a director’s resignation is accepted by the Board of Directors pursuant to Section 13 of this Article III, then the Board of Directors, in its sole discretion, either may fill the resulting vacancy pursuant to the provisions of this Section 7 or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of this Article III.

Section 8. COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

Section 9. PRESUMPTION OF ASSENT. A director of the corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken assents to the action taken unless any of the following occurs: (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to the holding of the meeting or transacting business at the meeting; (ii) minutes of the meeting are prepared and the director’s dissent from the action taken is entered in those minutes; or (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 10. COMMITTEES. The Board of Directors by resolution approved by a majority of all the directors in office when the action is taken (if a quorum of the directors is present and acting) may designate one or more committees, including an executive committee. Each such committee shall consist of at least one director. To the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, each such committee shall have and may exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business and affairs of the corporation, subject to any limitations set forth in these By-Laws or the Wisconsin Business Corporation Law. Unless otherwise provided by the Board of Directors, members of a committee shall serve at the pleasure of the Board of Directors. The Board of Directors also at any time may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer or upon request by the chairman of such meeting. Subject to any provision of law and these By-Laws, each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

Section 11. INFORMAL ACTION WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board, and the action is evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation.

Section 12. TELEPHONIC MEETINGS. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these By-Laws, the Board of Directors (and any committees thereof) may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all participating directors may simultaneously hear each other during the meeting, including a conference telephone call. If a meeting is conducted through the use of such means, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on (i) a plan of merger or share exchange; (ii) a sale, lease, exchange or other disposition of substantial property or assets of the corporation; (iii) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (iv) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure of each such director’s social security number to the chairman of the meeting or in such other manner as such chairman deems reasonable under the circumstances before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (ii), the phrase “substantial property or assets” shall mean property or assets of the corporation having a net book value on the date of such meeting equal to 10% or more of the net book value of all of the consolidated property and assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the Chairman of the Board (or chairman of the committee) determines, in his or her discretion, to be inappropriate under the circumstances for action at a meeting held by such means, such determination to be made and announced in the notice of such meeting.

Section 13. RESIGNATION.

(a) A director may resign at any time by delivering written notice to the chairperson of the Board of Directors or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

(b) If, in a director election under Article II, Section 13 of these By-Laws, neither an incumbent director nominated for election nor any successor to such incumbent is elected, such incumbent director shall promptly tender his or her resignation to the Board of Directors. The Corporate Governance Committee of the Board of Directors (or other committee of the Board of Directors performing a similar function) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

ARTICLE IV

OFFICERS

Section 1. NUMBER. The principal officers of the corporation shall be a Chairman of the Board of Directors (said office to exist at such times as the Board of Directors shall deem advisable), a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or, to the extent authorized by the Board of Directors or by these By-Laws, by a duly appointed officer of the Corporation. Any two or more offices may be held by the same person. The Chairman of the Board, shall be chosen from among the Board of Directors; the other officers need not be directors.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. RESIGNATION. An officer may resign at any time by delivering written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

Section 4. REMOVAL. The Board of Directors may remove any officer and, unless restricted by the By-Laws or by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not itself create contract rights.

Section 5. CHAIRMAN; PRESIDENT. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties, and compensation and to delegate authority to them. The President shall be the Chief Operating Officer of the Corporation, and shall have authority to appoint one or more Assistant Secretaries of the Corporation from time to time for limited purposes, which he shall do by giving the Secretary notice of any such appointment. Such agents, employees and officers shall hold office at the discretion of the President. Both the Chairman of the Board and the President shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors, and, except as otherwise provided by law or the Board of Directors, either of them may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or by the Executive Committee from time to time. In the absence of the Chairman of the Board, or the event of his death, inability or refusal to act, the Vice Chairman, if any, or the President shall preside at meetings of the shareholders and of the Board of Directors.

Section 6. THE VICE PRESIDENTS. Any Vice President may sign deeds, mortgages, stock certificates, contracts and other instruments in the absence of the Chairman of the Board and the President and the execution of any instrument by any Vice President shall be conclusive evidence of the absence of the President at the time of execution of such instrument. The Vice Presidents shall perform such duties as usually devolve upon such office and as may from time to time be assigned to them by the Board of Directors or by the Executive Committee or by the Chief Executive Officer, or by the President.

At the request of the President, or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors or Executive Committee or Chairman of the Board) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. THE SECRETARY. The Secretary shall: (a) keep as permanent records any of the following that has been prepared: minutes of the shareholders’ and of the Board of Directors’ meetings; records of actions taken by the shareholders or the Board of Directors without a meeting; and records of actions taken by a committee of the Board of Directors in place of the Board of Directors and on behalf of the Corporation; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain or cause an authorized agent to maintain a record of the corporation’s shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chairman or the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the Chief Executive Officer, the President, or by the Board of Directors.

Section 8. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. Subject to the review of and approval by the Chief Financial Officer of all acts affecting his duties and responsibilities as Treasurer, he shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) maintain appropriate accounting records for the Corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer, the President, or by the Board of Directors.

Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and as these By-Laws or the Board of Directors may from time to time authorize a duly appointed officer to appoint. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President, or the Board of Directors.

Section 10. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

Section 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS LOANS, CHECKS

AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof. Such signatures upon a certificate may be facsimiles if the certificate is countersigned by the transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. UNCERTIFIED SHARES. The Board of Directors hereby authorizes the issuance of any shares of its classes or series without certificates to the full extent that the Secretary of the corporation determines that such issuance is allowed by applicable law and rules of the New York Stock Exchange, any such determination to be conclusively evidenced by the delivery to the corporation’s transfer agent and registrar by the Secretary of a certificate referring to this bylaw and providing instructions of the Secretary to the transfer agent and registrar to issue any such shares without certificates in accordance with applicable law. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation.

Section 3. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation and on surrender for cancellation of the certificate for such shares if such shares are represented by certificates. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

The Board of Directors may appoint a registrar and/or transfer agent for any stock of the corporation and may provide that all certificates of stock issued be countersigned by such registrar and/or transfer agent.

Section 4. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII

SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the words “JOHNSON CONTROLS, INC., MILWAUKEE, WIS.” around the circumference, and the words, “CORPORATE SEAL” in the center.

ARTICLE VIII

AMENDMENTS

Section 1. AMENDMENT BY SHAREHOLDERS. The affirmative vote of shareholders possessing at least four-fifths of the voting power of the then outstanding shares of all classes of stock of the Corporation generally possessing voting rights in elections for directors, considered for this purpose as one class (subject to the rights of holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation), shall be required to amend, alter, change or repeal Sections 4 and 13 of Article II of these By-Laws; Sections 1 and 7 of Article III of these By-Laws; Section 2 of Article VIII of these By-Laws; and this Section, or any provision of any of the foregoing. Subject to the foregoing and to any other restriction contained in any specific By-Law, these By-Laws or any provision hereof may be altered, amended or repealed by vote of the holders of a majority interest of the stock of the corporation present or represented at a meeting of the shareholders, annual or special (at which a quorum shall be present), where the proposed action is properly brought before the meeting.

Section 2. AMENDMENT BY DIRECTORS. A Requisite Vote, as defined in Section 1 of Article III of these By-Laws, shall be required to amend, alter, change or repeal Sections 4 and 13 of Article II of these By-Laws; Sections 1 and 7 of Article III of these By-Laws; Section 1 of Article VIII of these By-Laws; and this Section, or any provision of any of the foregoing. Subject to the foregoing, to action by the shareholders prohibiting the exercise of such power generally or in particular instances and to any restriction contained in any Specific By-Law, the Board of Directors may alter, amend, or repeal these By-Laws or any provision hereof or may enact additional By-Laws by a vote of the majority of the whole Board at any meeting of the Board.

By-Laws altered, amended, repealed or enacted by the directors under the power hereby conferred may be altered or repealed by the shareholders at any annual meeting or at any special meeting thereof.

ARTICLE IX

NOTICES

Except as otherwise required by law or these By-Laws, any notice required to be given by these By-Laws may be given orally or in writing, and notice may be communicated in person; by telephone, facsimile, e-mail, or other form of wire or wireless communication; or by mail, private carrier, or overnight courier. Except where these By-Laws require a notice to be delivered to or received by the recipient of the notice, written notice required to be given by these By-Laws is effective, if communicated (i) by mail, when deposited in the United States, if mailed postpaid and correctly addressed, or (ii) by private carrier, including any overnight courier or other commercial delivery service, when delivered to the carrier.